UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2007, Apollo Gold Corporation (the “Issuer”) completed a private placement to Canadian purchasers of 7,454,545 common shares issued at Cdn$0.55 per share on a “flow through” basis pursuant to the Income Tax Act (Canada) (the “Flow Through Shares”) for gross proceeds equal to Cdn$4,100,000. The Company will use the gross proceeds from the sale of the Flow Through Shares for exploration activity at the Black Fox project, including a surface and underground drilling program, with associated costs and continuation of the permitting process and a feasibility study. These exploration costs will qualify as “Canadian Exploration Expenses” as defined in the Income Tax Act (Canada) and will be renounced in favor of the purchasers of the Flow Through Shares. In connection with the offering of the Flow Through Shares (“Offering”), the Issuer entered into agreements described below.

The Flow Through Shares were sold to purchasers in reliance on the exemption from registration contained in Regulation S of the U.S. Securities Act of 1933, as amended.

Underwriting Agreement

In connection with the placement of the Flow Through Shares, the Issuer entered into an Underwriting Agreement with Haywood Securities Inc. (“Haywood”) on October 31, 2007 (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, Haywood agreed to act as underwriter/agent in respect of the Offering and, in consideration therefor, the Issuer paid Haywood a cash underwriting commission equal to the amount of Cdn$0.03025 (5.5% of the per share price in the Offering) for each Flow Through Share subscribed for and accepted by the Issuer, including any Flow Through Shares purchased by Haywood (which commission in the aggregate was equal to Cdn$225,500). The Issuer also issued to Haywood a number of compensation options (“Compensation Options”) equal to 5% of the number of Flow Through Shares sold in the Offering. Each Compensation Option is non-transferable and exercisable into one common share of the Issuer at a price of Cdn$0.55 for a period of 18 months from the closing date of the Offering. In addition, the Issuer paid all of Haywood’s costs and expenses incidental to the placement of the Flow Through Shares. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement and the Compensation Option Certificate attached to this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

Subscription Agreements

Each of the purchasers of Flow Through Shares entered into Subscription Agreements with the Issuer (each a “Subscription Agreement”) pursuant to which the Issuer agreed to issue Flow Through Shares to the purchasers at a price of Cdn$0.55 per share. The foregoing description is qualified in its entirety by reference to the form of Subscription Agreement attached to this Current Report on Form 8-K as Exhibit 4.2.

Registration Rights Agreements

Each of the purchasers of the Flow Through Shares and Haywood entered into a Registration Rights Agreement with the Issuer (collectively, the “Registration Rights Agreements”). The terms of the Registration Rights Agreements require the Issuer to register the Flow Through Shares and the shares issued upon exercise of the Compensation Options for resale on a registration statement to be filed with the U.S. Securities and Exchange Commission. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 4.3.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

1.1 Underwriting Agreement

4.1 Compensation Option Certificate

4.2 Form of Subscription Agreement

4.3 Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Underwriting Agreement
4.1	Compensation Option Certificate
4.2	Form of Subscription Agreement
4.3	Form of Registration Rights Agreement